Exhibit 99.1

Press Release

Clean Harbors Reports Second-Quarter 2013 Financial Results

•            Flood Conditions in Canada and Multiple Headwinds Result in Lower-Than-Expected Revenue of $860.5 Million, EPS of $0.38 and Adjusted EBITDA of $123.6 Million

•            Weakness in Oil & Gas and Oil Re-refining Expected to Continue Near-term

•            Safety-Kleen Integration Remains on Track

•            Company Reduces 2013 Revenue and Adjusted EBITDA Guidance

Norwell, Mass. — August 7, 2013 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the second quarter ended June 30, 2013.

Results for 2013 reflect the December 2012 acquisition of Safety-Kleen.  Revenues for the second quarter of 2013 increased 64% to $860.5 million, compared with $523.1 million in the same period in 2012.  Income from operations in the second quarter of 2013 increased 12% to $53.2 million from $47.5 million in the same period of 2012, which includes a 75% increase in depreciation and amortization expense.

Second-quarter 2013 net income was $22.9 million, or $0.38 per diluted share, compared with $23.4 million, or $0.44 per diluted share, in the second quarter of 2012.  The Company’s second-quarter 2013 net income includes approximately $6.8 million in pre-tax integration and severance costs.  The effective tax rate in the second quarter of 2013 was 35.1%, compared with 35.8% in the same period of last year.

Adjusted EBITDA (see description below) in the second quarter of 2013 increased 39% to $123.6 million, compared with $88.7 million in the same period of 2012. Second-quarter 2013 Adjusted EBITDA includes the $6.8 million in pre-tax integration and severance costs.

Comments on the Second Quarter

“We delivered disappointing results for the second quarter as we experienced challenging conditions and weakness within our Oil Re-refining and Recycling segment and Oil and Gas Field Services segment,” said Alan S. McKim, Chairman and Chief Executive Officer. “Our second-quarter performance reflects a combination of factors that limited our revenue and Adjusted EBITDA including historic flooding in Western Canada, a lower percentage of blended lubricant sales within our re-refinery business, an unplanned three-week shutdown at our largest incinerator and delays in some customer plant turnarounds.”

“The flooding in Canada affected both our Industrial and Field Services segment and Oil and Gas Field Services segment with activity limited at certain customer sites and a slowdown in near-term Western Canadian drilling activity.  Within our Oil Re-refining and Recycling segment, we sold a lower percentage of blended products, which reduced the segment’s Adjusted EBITDA contribution,” McKim said.  “The highlight of the quarter was our Technical Services segment, which continued to demonstrate the benefits of

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2013 Financial Results

our Safety-Kleen acquisition.  Our incineration facilities achieved utilization for the quarter of 92.3% — despite the lengthy shutdown at our Deer Park facility — and landfill volumes increased 17% as a result of large-scale project work.”

“The Safety-Kleen integration proceeded largely on schedule in the second quarter,” McKim said. “We remain confident that we can achieve our targeted range for cost synergies in 2013 of $70 million to $75 million, which would keep us on track to realize $100 million of annualized cost synergies in 2014.”

Business Outlook and Financial Guidance

“We continue to anticipate a stronger second half of 2013,” McKim said. “We are confident that our disposal facilities will continue to run at high levels of utilization as we enter the strongest operating season for Technical Services.  We expect SK Environmental Services to extend its recent growth into the second half of the year.  Within Oil Re-refining and Recycling, we are working to revive our growth in blended volumes while continuing to reduce our input costs going forward.  Trends within our Industrial and Field Services segment are also positive with a strong pipeline of available projects, conditions normalizing in Canada, and our Ruth Lake lodge coming online later this month.  In Western Canada, drilling activity is now increasing, and our Oil and Gas Field Services segment is achieving success in expanding its presence in U.S. shale plays.”

“Despite these positive trends, our expected second-half results will not be enough to enable us to achieve our full-year revenue and Adjusted EBITDA targets.  As a result, we are lowering our 2013 guidance to reflect our second-quarter results and the delays that we experienced in several areas due to weather and certain market conditions.  On the margin side, we have taken a significant amount of costs out of our combined organization and are continuing our efforts to better leverage Safety-Kleen.  Overall, we believe our Company will deliver a solid finish to the year and will be well-positioned for success entering 2014,” McKim concluded.

Based on its second-quarter performance and current market conditions, Clean Harbors is lowering its previously announced 2013 annual revenue and Adjusted EBITDA guidance. The Company currently expects 2013 revenues in the range of $3.50 billion to $3.55 billion, compared with its previous revenue guidance of $3.62 billion to $3.67 billion. In addition, the Company currently expects Adjusted EBITDA in the range of $535 million to $545 million, compared with its previous guidance of $605 million to $620 million. A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2013 Financial Results

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the second quarter and first six months of 2013 and 2012 (in thousands):

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Net income	$22,902	$23,426	$33,404	$55,441
Accretion of environmental liabilities	2,879	2,505	5,714	4,921
Depreciation and amortization	67,468	38,663	127,474	75,494
Other (income) expense	(1,655)	75	(2,180)	374
Interest expense, net	19,585	10,968	39,458	22,240
Pre-tax, non-cash acquisition accounting adjustments	—	—	13,559	—
Provision for income taxes	12,411	13,064	17,389	31,179
Adjusted EBITDA	$123,590	$88,701	$234,818	$189,649

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Year Ending December 31, 2013
	Amount			Margin % (1)
	(In millions)
Projected GAAP net income	$105	to	$121	3.0%	to	3.4%
Adjustments:
Pre-tax, non-cash acquisition accounting adjustments	14	to	14	0.4%	to	0.4%
Accretion of environmental liabilities	13	to	11	0.4%	to	0.3%
Depreciation and amortization	265	to	255	7.5%	to	7.2%
Interest expense, net	79	to	78	2.3%	to	2.2%
Provision for income taxes	59	to	66	1.7%	to	1.9%
Projected Adjusted EBITDA	$535	to	$545	15.3%	to	15.4%

Revenues (In millions)	$3,500	to	$3,550

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2013 Financial Results

(1)   The Margin % indicates the percentage that the line-item represents to total revenues for the respective reporting period, calculated by dividing the dollar amount for the line-item by total revenues for the reporting period.

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is the leading provider of environmental, energy and industrial services throughout North America. The Company serves a diverse customer base, including a majority of the Fortune 500 companies, thousands of smaller private entities and numerous federal, state, provincial and local governmental agencies. Through its Safety-Kleen subsidiary, Clean Harbors also is a premier provider of used oil recycling and re-refining, parts washers and environmental services for the small quantity generator market.

Headquartered in Massachusetts, Clean Harbors has waste disposal facilities and service locations throughout the United States and Canada, as well as Mexico and Puerto Rico.  For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, the expected Safety-Kleen synergies and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2013 Financial Results

Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

James M. Rutledge	Jim Buckley
Vice Chairman, President and CFO	SVP Investor Relations and Corporate Communications
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2013 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	For the Three Months Ended:		For the Six Months Ended:
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012

Revenues	$860,528	$523,118	$1,722,691	$1,095,140
Cost of revenues (exclusive of items shown separately below)	614,326	367,623	1,250,350	767,938
Selling, general and administrative expenses	122,612	66,794	251,082	137,553
Accretion of environmental liabilities	2,879	2,505	5,714	4,921
Depreciation and amortization	67,468	38,663	127,474	75,494
Income from operations	53,243	47,533	88,071	109,234
Other income (expense)	1,655	(75)	2,180	(374)
Interest (expense), net	(19,585)	(10,968)	(39,458)	(22,240)
Income before provision for income taxes	35,313	36,490	50,793	86,620
Provision for income taxes	12,411	13,064	17,389	31,179
Net income	$22,902	$23,426	$33,404	$55,441
Earnings per share:
Basic	$0.38	$0.44	$0.55	$1.04
Diluted	$0.38	$0.44	$0.55	$1.04

Weighted average common shares outstanding	60,550	53,308	60,507	53,268
Weighted average common shares outstanding plus potentially dilutive common shares	60,687	53,505	60,658	53,497

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2013 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	June 30, 2013	December 31, 2012
Current assets:
Cash and cash equivalents	$263,478	$229,836
Marketable securities	10,339	11,778
Accounts receivable, net	549,909	541,423
Unbilled accounts receivable	34,277	27,072
Deferred costs	17,255	6,888
Prepaid expenses and other current assets	53,471	75,778
Inventories and supplies	155,538	171,441
Deferred tax assets	20,924	22,577
Total current assets	1,105,191	1,086,793

Property, plant and equipment, net	1,554,972	1,531,763

Other assets:
Long-term investments	4,352	4,354
Deferred financing costs	22,410	21,657
Goodwill	575,275	593,771
Permits and other intangibles, net	555,422	572,817
Other	14,491	14,651
Total other assets	1,171,950	1,207,250
Total assets	$3,832,113	$3,825,806

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2013 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

(in thousands)

	June 30, 2013	December 31, 2012
Current liabilities:
Current portion of capital lease obligations	$2,923	$5,092
Accounts payable	273,058	256,468
Deferred revenue	63,374	50,942
Accrued expenses	242,362	232,429
Current portion of closure, post-closure and remedial liabilities	22,470	24,121
Total current liabilities	604,187	569,052
Other liabilities:
Closure and post-closure liabilities, less current portion	40,896	45,457
Remedial liabilities, less current portion	154,983	151,890
Long-term obligations	1,400,000	1,400,000
Capital lease obligations, less current portion	2,140	2,879
Deferred taxes, unrecognized tax benefits and other long-term liabilities	215,187	224,456
Total other liabilities	1,813,206	1,824,682
Total stockholders’ equity, net	1,414,720	1,432,072
Total liabilities and stockholders’ equity	$3,832,113	$3,825,806

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2013 Financial Results

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	June 30, 2013			June 30, 2012
Revenue	Third Party Revenues	Intersegment Revenues, net	Direct Revenues	Third Party Revenues	Intersegment Revenues, net	Direct Revenues
Technical Services	$256,262	$27,128	$283,390	$243,321	$8,865	$252,186
Oil Re-refining and Recycling	139,695	(64,574)	75,121	—	—	—
SK Environmental Services	149,835	48,520	198,355	—	—	—
Industrial and Field Services	244,495	(11,665)	232,830	202,618	(11,212)	191,406
Oil and Gas Field Services	69,860	1,854	71,714	76,849	2,869	79,718
Corporate Items	381	(1,263)	(882)	330	(522)	(192)
Total	$860,528	$—	$860,528	$523,118	$—	$523,118

	For the Six Months Ended:
	June 30, 2013			June 30, 2012
Revenue	Third Party Revenues	Intersegment Revenues, net	Direct Revenues	Third Party Revenues	Intersegment Revenues, net	Direct Revenues
Technical Services	$490,201	$52,399	$542,600	$464,958	$18,424	$483,382
Oil Re-refining and Recycling	286,626	(121,135)	165,491	—	—	—
SK Environmental Services	302,790	90,009	392,799	—	—	—
Industrial and Field Services	465,913	(24,883)	441,030	405,397	(22,421)	382,976
Oil and Gas Field Services	186,556	5,796	192,352	223,754	4,792	228,546
Corporate Items (1)	(9,395)	(2,186)	(11,581)	1,031	(795)	236
Total	$1,722,691	$—	$1,722,691	$1,095,140	$—	$1,095,140

(1)   Corporate Items revenue for the six months ended June 30, 2013 includes one-time, non-cash reductions of approximately $10.2 million due to the impact of fair value acquisition accounting adjustments on Safety-Kleen’s historical deferred revenue at December 31, 2012. Revenue for the five reportable segments for the six months ended June 30, 2013 excludes such adjustments to maintain comparability with future operating results and reflect how the Company manages the business.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2013 Financial Results

Non-GAAP Segment Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement.  See “Non-GAAP Results” for a reconciliation of the Company’s total Adjusted EBITDA to GAAP net income.

	For the Three Months Ended:		For the Six Months Ended:
Adjusted EBITDA	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Technical Services	$69,390	$68,521	$129,435	$120,432
Oil Re-refining and Recycling	12,657	—	27,969	—
SK Environmental Services	34,171	—	61,211	—
Industrial and Field Services	54,196	40,558	90,542	74,636
Oil and Gas Field Services	3,967	7,971	31,518	48,167
Corporate Items	(50,791)	(28,349)	(105,857)	(53,586)
Total	$123,590	$88,701	$234,818	$189,649

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com